UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2007

Santa Lucia Bancorp

(Exact name of Registrant as specified in its charter)

California	000-51901	35-2267934
(State or other jurisdiction	(File number)	(I.R.S. Employer
of incorporation)		Identification No.)

7480 El Camino Real, Atascadero, CA		93422
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code  (805) 466-7087

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section  8 – Other Events

Item 8.01       Other Events.

Jerry W. DeCou III, Chairman of the Board of Santa Lucia Bancorp, recently announced a 25-cent per share cash dividend to shareholders of record as of September 30, 2007.  This represents a 25 percent increase over the 20 cent per share cash dividend that was paid to shareholders of record as of March 31, 2007.  The dividend will be paid on or about October 20, 2007.  Attached hereto as Exhibit 99.1 is a press release, dated September 21, 2007, announcing the cash dividend.  In addition to the press release, Santa Lucia Bancorp will announce the dividend through an advertisement placed in a local paper, the form of which is attached hereto as Exhibit 99.2.

This is the third cash dividend paid by Santa Lucia Bancorp, which was formed on April 3, 2006, to serve as the bank holding company for Santa Lucia Bank.  This dividend by Santa Lucia Bancorp continues the tradition of Santa Lucia Bank’s payment of consecutive cash dividends for the past 18 years.

Section 9 – Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of September 21, 2007
99.2	Form of Advertisement announcing cash dividend

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2007	SANTA LUCIA BANCORP

	By:	/s/ LARRY H. PUTNAM
Larry H. Putnam
President & CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 21, 2007
99.2	Form of Advertisement announcing cash dividend